Exhibit 10.16

CONSENT TO ASSIGNMENT AND FIRST AMENDMENT TO LEASE

This Consent to Assignment and First Amendment to Lease (this “Consent”) is made as of October 21, 2019, between and among ARE-MA REGION NO. 45, LLC, a Delaware limited liability company (“Landlord”), FOGHORN THERAPEUTICS INC., a Delaware corporation (“Tenant”), and SIGILON THERAPEUTICS, INC., a Delaware corporation (“Assignee”), with reference to the following Recitals.

R E C I T A L S

A.            Landlord and Tenant are now parties to that certain Lease Agreement dated as of August 24, 2017 (the “Lease”), pursuant to which Tenant leases approximately  21,372 rentable square feet of space (the “Premises”) located at 100 Binney Street, Cambridge Massachusetts.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.            Tenant desires to, among other things, assign its interest in the Lease and the premises demised thereunder to Assignee pursuant to the provisions of that certain Assignment and Assumption of Lease dated as of October 21, 2019, a fully executed copy of which is attached hereto as Exhibit A (the “Assignment Agreement”).

C.            Tenant desires to obtain Landlord’s consent to the assignment of the Lease to Assignee.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the assignment of the Lease to Assignee; such consent being subject to and upon the following terms and conditions to which Tenant and Assignee hereby agree:

1.             This Consent shall not be effective and Tenant’s assignment of the Lease to Assignee shall not be valid nor shall Assignee take possession of the Premises unless and until Landlord shall have received: (a) a copy of the Assignment Agreement fully executed by Tenant and Assignee, (b) counterparts of this Consent executed by Tenant and Assignee, (c) a Letter of Credit from Assignee in the full amount of the Security Deposit required under the Lease, which shall be provided by Assignee to Landlord prior to the Effective Date (as such term is defined in the Assignment Agreement) and (d) an insurance certificate from Assignee satisfying the requirements of the Lease.  Tenant and Assignee represent and warrant to Landlord that the copy of the Assignment Agreement attached hereto as Exhibit A is true, correct and complete.

Tenant shall be required to provide Landlord with at least 2 business days’ advance written notice of the Effective Date. Landlord shall return Tenant’s Security Deposit to Tenant 3 business days after the Effective Date.

2.             Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment Agreement, which Assignment Agreement shall be subordinate and at all times subject to all of the covenants, agreements, terms, provisions and conditions contained in the Lease.

3.             Except as otherwise expressly provided herein, nothing contained herein shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Assignee’s obligation to obtain any required consents for any other or future assignments or sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease, and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord, Tenant and Assignee to be in full force and effect. Nothing contained herein shall release Tenant from any obligations of Tenant accruing under the Lease prior to the Effective Date (as defined in the Assignment Agreement) (the “Assignment Date”).

Notwithstanding anything to the contrary contained in the Lease, from and after the Assignment Date, Tenant shall be released from all of the obligations of tenant under the Lease that first accrue after the Assignment Date. Landlord shall not look to Tenant in connection with obligations arising in connection with the performance of the tenant’s obligations under the Lease first accruing from and after the Assignment Date.

4.             Notwithstanding anything in the Assignment Agreement to the contrary:

(a)           Assignee does hereby expressly agree that, effective immediately and automatically upon the Assignment Date, without any further action required by Assignee, Assignee shall assume the Lease and be bound by and shall perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease as though Assignee were the original Tenant under the Lease and this Consent.

(b)           Tenant and Assignee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Assignment Documents and this Consent, the terms of this Consent shall control.

5.             Upon a default by Assignee under the Lease, Landlord may proceed directly against Assignee, any guarantors or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.  The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

6.             Landlord and Assignee hereby agree that, as of the Assignment Date, the Lease is hereby amended as follows:

(a)           Commencing on the Assignment Date, Tenant shall pay Base Rent in the amount of $105.00 per rentable square foot of the Premises per year.  On each annual anniversary of the Assignment Date (or if the Assignment Date occurs on a day other than the first day of a calendar month, then on each annual anniversary of the first day of the first full calendar month following the Assignment Date) (each, a “Post Assignment Adjustment Date”), Base Rent shall increase by multiplying the Base Rent payable immediately before such Post Assignment Adjustment Date by 3% (the “Rent Adjustment Percentage”) and adding the resulting amount to the Base Rent payable immediately before such Post Assignment Adjustment Date.

(b)           Section 39 of the Lease is hereby deleted in its entirety and is null and void and of no further force or effect, and Tenant shall have no right to extend the Term of the lease beyond the expiration of the Base Term.

7.             Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to pay a fee pursuant to Section 22(b) of the Lease in connection with the assignment of the Lease contemplated in the Assignment Agreement.

8.             Tenant and Assignee shall pay any broker commissions or fees that may be payable as a result of the assignment of the Lease to Assignee and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with Tenant’s assignment of the Lease to Assignee which result from the actions of Tenant.  Assignee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with Tenant’s assignment of the Lease to Assignee which result from the actions of Assignee.

9.             This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

10.          This Consent may be executed in 3 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Consent and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

11.          This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the state in which the Premises is located, without regard to its principles of conflicts of law.

12.          Each of Tenant and Assignee are currently (a) in compliance with and, with respect to the Assignee, shall at all times during the Term of the Lease remain, in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and, with respect to the Assignee, shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

IN WITNESS WHEREOF, Landlord, Tenant and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-MA REGION NO. 45, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its Managing Member

		By:	ARE-QRS CORP.,
a Maryland corporation,
its General Partner

			By:	/s/ Jackie Clem
			Its:	Senior Vice President, RE Legal Affairs

TENANT:	FOGHORN THERAPEUTICS INC.,
a Delaware corporation

	By:	Adrian Gottschalk
	Its:	President and CEO

SUBLESSEE:	SIGILON THERAPEUTICS, INC.,
a Delaware corporation

	By:	Rogerio Vivaldi Coelho
	Its:	President and CEO

Exhibit A

Assignment Agreement